Exhibit 99.1
CITIZENS COMMUNITY BANCORP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 10, 2016, Citizens Community Federal, N.A. (“CCF”), a wholly-owned subsidiary of Citizens Community Bancorp, Inc. (the “Company”) entered into a Plan and Agreement of Merger (the “Agreement”) by and among Old Murry Bancorp, Inc., (“Old Murry”) and Community Bank of Northern Wisconsin (“CBN”) (the “Merger”). Pursuant to the Agreement, CCF will acquire all of the assets and liabilities of CBN.

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of the Company and CBN are based on assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2015 is presented as if the Merger occurred on September 30, 2015. The unaudited pro forma condensed combined consolidated statement of operations for the year ended September 30, 2015 is presented as if the Merger occurred on October 1, 2014. The consolidated historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the statements of operations only, are expected to have a continuing impact on consolidated results of operations. The pro forma information is not necessarily indicative of what would have occurred had the Merger taken place on the indicated dates.

The unaudited pro forma condensed combined consolidated financial information shows the impact of the Merger on the combined balance sheets and the combined statement of operations under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States ("GAAP"), with the Company treated as the acquirer. Under this method of accounting, the assets and liabilities of CBN are recorded by the Company at their estimated fair market values as of the date the Merger is completed. The unaudited pro forma adjustments have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of CBN to conform to the presentation of the Company's financial statements.

The unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of the Company.

The following unaudited pro forma condensed combined consolidated balance sheet gives effect to the Merger using the acquisition method of accounting, assuming the Merger occurred on September 30, 2015.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AT
SEPTEMBER 30, 2015 (in millions)

	Citizens Community Bancorp, Inc.	Community Bank of Northern Wisconsin	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$23,872	$1,888	$(6,084)	(1)	$19,676
Other interest bearing deposits	2,992	14,060	(4,506)	(2)	12,546
Investment securities	87,933	20,157	—		108,090
Non-marketable equity securities, at cost	4,626	—	—		4,626
Loans receivable	450,510	112,921	(1,824)	(3)	561,607
Allowance for loan losses	(6,496)	(1,824)	1,824	(3)	(6,496)
Loans receivable, net	444,014	111,097	—		555,111
Office properties and equipment, net	2,669	2,887	(250)	(4)	5,306
Accrued interest receivable	1,574	—	—		1,574
Intangible assets	104	—	1,029	(5)	1,133
Goodwill	—	—	4,189	(6)	4,189
Foreclosed and repossessed assets, net	902	243	—		1,145
Other assets	11,462	2,204	—		13,666
TOTAL ASSETS	$580,148	$152,536	$(5,622)		$727,062

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$456,298	$132,732	$—		$589,030
Federal Home Loan Bank advances	58,891	3,000	11,000	(1)	72,891
Other liabilities	4,424	182	—		4,606
Total liabilities	519,613	135,914	11,000		666,527
Stockholders’ equity:
Common stock	52	503	(503)	(7)	52
Additional paid-in capital	54,740	7,618	(7,618)	(7)	54,740
Retained earnings	6,245	8,588	(8,588)	(7)	6,245
Unearned deferred compensation	(288)	—	—		(288)
Accumulated other comprehensive loss	(214)	(87)	87	(7)	(214)
Total stockholders’ equity	60,535	16,622	(16,622)		60,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$580,148	$152,536	$(5,622)		$727,062

The following unaudited pro forma condensed combined consolidated statement of operations gives effect to the Merger using the acquisition method of accounting, assuming the Merger occurred on October 1, 2014.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS AT OCTOBER 1, 2014
(in millions)

	Citizens Community Bancorp, Inc. 12 months ended 09/30/2015	Community Bank of Northern Wisconsin 12 months ended 12/31/2015	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$21,641	$5,698	$—		$27,339
Interest and dividends on investments	1,363	469	—		1,832
Total interest and dividend income	23,004	6,167	—		29,171
Interest expense:
Interest on deposits	3,808	956	—		4,764
Interest on borrowed funds	630	31	363	(1)	1,024
Total interest expense	4,438	987	363		5,788
Net interest income before provision for loan losses	18,566	5,180	(363)		23,383
Provision for loan losses	656	84	—		740
Net interest income after provision for loan losses	17,910	5,096	(363)		22,643
Non-interest income	3,913	463	—		4,376
Non-interest expense	17,719	4,123	132	(4) (5)	21,974
Income before provision for income tax	4,104	1,436	(495)		5,045
Provision for income taxes	1,490	18	—		1,508
Net income attributable to common stockholders	$2,614	$1,418	$(495)		$3,537

Per share information:
Basic earnings	$0.50				$0.68
Diluted earnings	$0.50				$0.68

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)
The unaudited pro forma condensed combined consolidated financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of CBN at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill, while changes to assets and liabilities may impact the statement of operations due to adjustments in the amortization and/or depreciation of the adjusted assets and liabilities.

The total estimated purchase price for the purpose of this unaudited pro forma condensed combined consolidated financial information is $17,084,000, to be funded with $11,000,000 of debt and $6,084,000 cash. Goodwill is created when the purchase price consideration exceeds the fair value of the assets acquired or a bargain purchase gain results when the current fair value of the assets acquired exceeds the purchase price consideration. For purposes of this analysis, as of September 30, 2015, goodwill of $4,189,000 results from the Merger; however, the final purchase price accounting analysis will be performed as of the Merger date, and these amounts are subject to change based on operations subsequent to September 30, 2015, as additional information becomes available and as additional analyses are performed. The following table in (6) below provides the calculation and allocation of the purchase price used in the pro forma financial statements.

(2)
In addition to the cash proceeds in (1) above, pursuant to the Agreement, the Company agreed to pay a dividend to CBN to the extent that CBN's book value exceeds 8% of its total assets. For purposes of the unaudited pro forma condensed combined consolidated balance sheet, this amount is estimated at $4,506,000.

(3)	Reversal of CBN’s allowance for loan losses of $1,824,00 in accordance with the acquisition method of accounting for the Merger.

(4)
Mark-to-market adjustment to reflect the fair value of CBN’s owned real property, based on preliminary valuations. The decreased valuation attributable to a building ($200,000) and leasehold improvements ($50,000) will be reflected as an adjustment to depreciation expense on a straight-line basis over 25 and 7 years, respectively, the estimated remaining useful life of the assets.

(5)
Adjustment to record the core deposit intangible which reflects the estimated fair value of this asset and related amortization. The related amortization adjustment is based upon a straight-line method over an expected life of approximately 7 years. The unaudited pro forma condensed combined consolidated statement of operations impact for this adjustment would have resulted in expected increases to non-interest expense of $147,000 for the year ended September 30, 2015.

(6)

Costs to acquire CBN:	(in millions)
Debt issued by the Company	11,000	(1)
Cash paid by the Company	6,084	(1)
Cash dividend funded by the Company	4,506	(2)
Total consideration paid for CBN	$21,590

CBN's net assets at fair value:
CBN net assets acquired	16,622
Adjustments to reflect assets acquired at fair value
Property and equipment, net	(250)	(4)
Less: Adjusted identifiable net assets acquired	16,372

Other intangibles:
Adjustment to recognize other intangibles	(1,029)	(5)
Total goodwill	$4,189	(6)

(7)
Elimination of all equity accounts of CBN; Common stock ($503,000), Additional paid-in capital ($7,618,000), Retained earnings ($8,588,000), and Accumulated other comprehensive loss ($87,000), respectively.